UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

MJ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167824	20-8235905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL 33137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 455-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 10, 2014, Messrs. Adam Laufer and Shawn Chemtov were appointed co-chief executive officers and members of the board of directors of MJ Holdings, Inc. (the “Company,”) during which time Messrs. Laufer and Chemtov did not receive any compensation from the Company, nor did the Company have any employment agreements with Messrs. Laufer or Chemtov.

On April 24, 2017, the Company entered into an employment agreement with Mr. Laufer and Mr. Chemtov, whereby Mr. Laufer and Mr. Chemtov will serve as its co-Chief Executive Officer and members of the board of directors for a term that shall begin on April 24, 2017, and, unless sooner terminated as provided therein, shall end on April 24, 2018; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least six months’ advance written notice of its intention not to extend the term of employment.

Messrs. Laufer and Chemtov will each receive a base salary of $75,000 salary and a one-time retention bonus of $75,000. Mr. Laufer and Mr. Chemtov shall be eligible to participate in the Company’s annual performance based bonus program, as the same may be established from time to time by the Company’s Board of Directors for executive officers of the Company.

In addition, the Company may terminate Mr. Laufer’s and Mr. Chemtov’s employment at any time, with or without cause (as defined in the employment agreement), and Mr. Laufer and Mr. Chemtov, respectively, may terminate his employment with the Company without or for good reason (as defined in the employment agreement), provided that termination by either party is subject to advance written notice and, in most instances, the satisfaction of other conditions. Under the employment agreement, in the event Mr. Laufer’s or Mr. Chemtov’s employment is terminated by the Company without cause or by Mr. Laufer or Mr. Chemtov, respectively, for good reason, Mr. Laufer and Mr. Chemtov, respectively will be entitled to receive severance benefits equal to his unpaid base salary.

The above summary of Mr. Laufer’s and Mr. Chemtov’s employment agreement is qualified in its entirety by reference to the text of the employment agreement, which is filed herewith as Exhibit 10.1, and Exhibit 10.2, respectively and incorporated by reference herein.

There is no arrangement or understanding between Messrs. Laufer and Chemtov and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Messrs. Laufer and Chemtov and any executive officer or director of the Company, and there are no transactions in which Messrs. Laufer and Chemtov has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between MJ Holdings, Inc. and Adam Laufer, dated April 24, 2017.
10.2	Employment Agreement between MJ Holdings, Inc. and Shawn Chemtov, dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: April 26, 2017	By:	/s/ Adam Laufer
Name: Adam Laufer
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between MJ Holdings, Inc. and Adam Laufer, dated April 24, 2017.
10.2	Employment Agreement between MJ Holdings, Inc. and Shawn Chemtov, dated April 24, 2017.